Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Financial, Inc. Files 10-K For The Fiscal Year Ended December 31, 2006

Boston – April 2, 2007 – NewStar Financial, Inc. (NASDAQ: NEWS), announced today that it has filed its Annual Report on Form 10-K with the SEC, reporting results for the fourth quarter and fiscal year ended December 31, 2006. The Form 10-K contains additional information intended to supplement the information previously provided in our recent earnings release and February 15, 2007 conference call regarding our fourth quarter and full year 2006 results.

About NewStar Financial:

NewStar Financial is a specialized commercial finance company focused exclusively on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Contact:

Robert K. Brown

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.2558

F 617.848.4390

rbrown@newstarfin.com